As filed with the Securities and Exchange Commission on November 24, 2014

Registration No. 333-183776

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QR Energy, LP

QRE Finance Corporation

QRE Operating, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware Delaware Delaware	90-0613069 80-0814562 80-0659097
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800 Los Angeles, CA 90071 (213) 225-5900	90071
(Address of Principal Executive Offices)	(Zip Code)

Gregory C. Brown

515 South Flower Street, Suite 4800

Los Angeles, CA 90071

(Name and Address of Agent For Service)

(213) 225-5900

(Telephone Number, Including Area Code, of Agent For Service)

(Approximate date of commencement of proposed sale to the public: Not Applicable.)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☒	Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-4 (Registration No. 333-183776), as amended, originally filed by QR Energy, LP, a Delaware limited partnership (“QR Energy”) QRE Finance Corporation and QRE Operating, LLC, with the Securities and Exchange Commission on September 7, 2012 (the “Registration Statement”). The Registration Statement registered the offer to exchange up to $300,000,000 9.25% Senior Notes due 2020 that have not been registered for up to $300,000,000 9.25% Senior Notes due 2020 that have been registered (collectively, the “Registered Securities”).

On November 18, 2014, the unitholders of QR Energy approved the Agreement and Plan of Merger, dated as of July 23, 2014 (the “Merger Agreement”), by and among (i) QR Energy, (ii) QRE GP, LLC, a Delaware limited liability company, (iii) Boom Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), (iv) Breitburn Energy Partners LP, a Delaware limited partnership (“Breitburn”) and (v) Breitburn GP LLC, a Delaware limited liability company. Pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into QR Energy, with QR Energy continuing as the surviving entity and as a direct wholly owned subsidiary of Breitburn (the “Merger”). Each outstanding common unit representing a limited partner interest in QR Energy and Class B Unit representing a limited partner interest in QR Energy was converted into the right to receive 0.9856 newly issued Breitburn common units representing limited partner interests in Breitburn.

As a result of the completion of the transactions contemplated by the Merger Agreement, QR Energy has terminated all offerings of securities pursuant to the Registration Statement. In accordance with undertakings made by QR Energy in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, QR Energy hereby removes from registration all of such securities of QR Energy registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, State of California on November 24, 2014.

QR ENERGY, LP

By:	QRE GP, LLC, its general partner

By:	/s/ Halbert S. Washburn
Name:	Halbert S. Washburn
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities as indicated on November 24, 2014.

Signature	Title

/s/ Halbert S. Washburn	Chief Executive Officer
Halbert S. Washburn	(Principal Executive Officer)

/s/ James G. Jackson	Chief Financial Officer
James G. Jackson	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, State of California on November 24, 2014.

QRE FINANCE CORPORATION

By:	/s/ James G. Jackson
Name:	James G. Jackson
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities as indicated on November 24, 2014.

Signature	Title

/s/ Halbert S. Washburn	Chief Executive Officer
Halbert S. Washburn	(Principal Executive Officer)

/s/ James G. Jackson	Chief Financial Officer
James G. Jackson	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, State of California on November 24, 2014.

QRE OPERATING, LLC

By:	QR Energy, LP, its sole member

By:	/s/ Halbert S. Washburn
Name:	Halbert S. Washburn
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities as indicated on November 24, 2014.

Signature	Title

/s/ Halbert S. Washburn	Chief Executive Officer
Halbert S. Washburn	(Principal Executive Officer)

/s/ James G. Jackson	Chief Financial Officer
James G. Jackson	(Principal Financial and Accounting Officer)